Greenlane Reports Fourth Quarter and Full Year 2019 Results

BOCA RATON, Fla., March 30, 2020 – Greenlane Holdings, Inc. (Nasdaq: GNLN) (“Greenlane” or “the Company”), one of the largest global sellers of premium cannabis accessories and specialty vaporization products, today reported financial results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter and Full Year Highlights

•Well-funded to execute upon business transformation, with $47.8 million in cash as of December 31, 2019, compared to $7.3 million as of December 31, 2018.
•Delivered on strategy to move away from high-volume, low-margin products and sales, in favor of high-margin sales and the promotion of the Company’s house brands:
•Reduced JUUL sales percentage to 15.9% for the fourth quarter 2019, compared to 45.4% for the third quarter 2019;
•Improved gross margin on fourth quarter JUUL sales by 4.7%, while sales of JUUL products decreased from $20.2 million for the third quarter 2019 to $5.9 million for the fourth quarter 2019.
•Continued to grow and diversify portfolio of owned brands and direct-to-consumer retail operations:
•Increased house brands share of net sales to 11.8% in the fourth quarter of 2019, equaling approximately $4.4 million dollars in net sales;
•Completed the construction work on Higher Standards’ third retail location in Malibu, CA during the fourth quarter and announced the opening of the store on January 23, 2020;
•Launched new house brand, the K.Haring Collection, a selection of functional glass art and lifestyle products with the iconic imagery of artist Keith Haring; and
•Doubled sales of VIBES over every sequential quarter since launch, with the brand now present at over 1,500 B2B customers and growing.
•Closed on the acquisition of Pollen Gear on January 14, 2019, a leading supplier of premium child-resistant packaging to the cannabis industry, which contributed approximately $10.7 million to net sales for the year ended December 31, 2019.
•Vapor.com, the Company’s e-commerce platform, experienced sustained growth over sequential quarters, both in terms of daily store transactions and average basket size, which were up approximately 30% and 7%, respectively, from the third quarter of 2019.
•Signed new distribution and exclusive partnership agreements with leading players in the industry, including Omura, Santa Cruz Shredder, Storz & Bickel and Cookies.

Aaron LoCascio, Greenlane’s Chairman and Chief Executive Officer, said, “2019 was a historic year for us. We are proud of the progress we made in our first year as a public company – in particular, our ability to advance our business goals while navigating turbulent industry headwinds throughout the year. Over the second half of the year, we undertook a large-scale shift in our business model by beginning to successfully move away from high-volume, low-margin products and sales, in favor of high-margin sales and the promotion of our house brands and products. We’ve concentrated on identifying cost-cutting opportunities and putting in place a thoughtful plan to leverage our scale to drive sustained, long-term growth and profitability. We believe the sequential increase of our fourth quarter margins by 396 basis points demonstrates the strength of our business and our ability to adapt to changing market conditions, while continuing to deliver on our targets. We are confident these steps best position us to become cash-flow positive in the near future, as we move forward.”

Fourth Quarter 2019 Results

•Net sales were $37.2 million as compared to $51.6 million for the fourth quarter 2018, a decrease of $14.4 million, or 27.9%; the decline is largely attributable to Greenlane's business transformation and strategy to reduce JUUL concentration and focus on higher-margin sales, offset by an incremental $2.6 million in sales contributed by the Company's acquisition of Conscious Wholesale and establishment of its European segment on September 30, 2019.
•The decrease in JUUL net sales for the period was offset by 39.5% growth in total house brands net sales, compared to the fourth quarter of 2018, with Higher Standards experiencing the largest growth of any of Greenlane's house brands, increasing by 134.8% over the same period.

•This decrease was partially offset by increases in sales related to some of the Company's other brands, primarily Storz & Bickel, and new product launches, which in the aggregate resulted in increased net sales of approximately $2.0 million for the fourth quarter.
•Gross profit was $6.8 million, resulting in gross margin of 18.3% of net sales, compared to $9.4 million or 18.2% of net sales for the fourth quarter of 2018. Gross margin during the first three quarters of 2019 was heavily affected by margin drag from JUUL products sales. During the fourth quarter of 2019 the Company implemented a gross margin floor on JUUL products, which lessened the impact on gross profit.
•Salaries, benefits, and payroll tax expenses decreased by approximately $0.9 million to $7.8 million, compared to $8.7 million for the fourth quarter of 2018. This decrease was largely due to approximately $4.1 million of equity-based compensation expense which the Company recognized in the fourth quarter of 2018, compared to equity-based compensation of approximately $1.7 million for the fourth quarter of 2019. The decrease in equity-based compensation was partially offset by increases in wages and related payroll expenses of approximately $1.4 million related to the additional workforce hired to accommodate Greenlane operations as a public company.
•General and administrative ("G&A") expenses increased by approximately $2.4 million to $8.0 million compared to $5.7 million for the same period in 2018 primarily due to additional costs incurred in connection with operations as a public company.
•Net loss was $9.4 million, compared to $8.3 million in the same period for the prior year, impacted primarily by higher cost of sales, investments in people and equipment, and higher depreciation and amortization expense.
•Adjusted net loss(1) was $7.7 million compared to adjusted net loss of $4.0 million for the fourth quarter of 2018.
•Adjusted EBITDA(1) was a loss of $7.3 million compared to a loss of $0.7 million for the fourth quarter of 2018.

Full Year 2019 Results

•Net sales increased by 3.4%, or $6.1 million, to $185.0 million, which included incremental sales of $7.2 million or 48.3% growth in the Company's Canadian segment due to the legalization of cannabis in the region, and an incremental $2.6 million in sales contributed by the Company's acquisition of Conscious Wholesale and establishment of its European segment on September 30, 2019. The increases in net sales were partially offset by a decrease in net sales of the Company's U.S. segment of $3.8 million, which was largely attributable to Greenlane's business transformation and strategy to reduce JUUL concentration and focus on higher-margin sales and industry headwinds and consumer concerns around vaping-related health conditions.
•The Company has demonstrated positive trends from its strategy of reducing JUUL concentration and focusing on higher-margin house brand offerings. House brand sales, including sales contributed by the Pollen Gear house brand acquired in January 2019, increased by 40.3% compared to 2018, resulting in incremental sales of approximately $6.3 million.
•The net sales increase was also driven by the growth in popularity and availability of products from the top seven selling product lines, which collectively resulted in net sales of approximately $140.0 million for 2019, compared to approximately $138.1 million for 2018, representing a 1.4% increase.
•Gross profit was $31.4 million or 17.0% of net sales, compared to $35.7 million or 20.0% of net sales for 2018. The decline in gross profit as a percentage of net sales on a year-over-year basis primarily reflects fluctuations in factors including sales mix, purchasing efficiencies and average mark-up over cost of products. 2019 JUUL sales grew by 7% compared to 2018 while overall margin on JUUL sales decreased by approximately 8% compared to 2018. This inverse relationship between revenue and gross margin on JUUL caused a drag on the overall gross margin of the Company.
•Salaries, benefits, and payroll tax expenses increased to $29.5 million, or 15.9% of net sales, compared to $19.2 million, or 10.7% of net sales, for 2018. This increase of $10.3 million included $6.6 million in incremental personnel expenses and incremental equity-based compensation of approximately $3.7 million compared to 2018.
•G&A expenses increased approximately $6.0 million to $23.6 million, or 12.8% of net sales, compared to $17.5 million for 2018. These include increases in marketing expenses, subcontracted services, accounting expenses, professional fees related to the transition to becoming a public company, as well as incremental increases in insurance expenses, bank merchant fees, consulting and legal fees, and computer hardware and software expenses.
•Net loss was $39.3 million, compared to $5.9 million for 2018, impacted by higher cost of sales, investments in people and equipment, higher depreciation and amortization expense, and the recognition of a full valuation allowance against deferred tax asset, offset by the reversal of the Tax Receivable Agreement liability.
•Adjusted net loss(1) was $18.3 million compared to adjusted net loss of $0.8 million for 2018.
•Adjusted EBITDA(1) was a loss of $13.1 million compared to income of $4.1 million for 2018.

(1) Adjusted net loss and Adjusted EBITDA are non-GAAP financial measures. See additional information regarding use of non-GAAP financial measures and a reconciliation of GAAP to non-GAAP financial measures further below.

Conference Call Information

Greenlane will hold a conference call at 8:30 a.m. ET today, March 30, 2020, to discuss its fourth quarter and full year 2019 results. Investors interested in participating in the live call can dial +1 (877) 705-6003 from the U.S. or +1 (201) 493-6725 from international locations. A telephone replay will become available approximately two hours after the call concludes and will remain available through Monday, April 6, 2020, by dialing +1 (844) 512-2921 from the U.S. or +1 (412) 317-6671 from international locations, and entering confirmation code 13700742.

There will also be a simultaneous, live webcast available on the Greenlane website under Investors: Events & Presentations at http://public.viavid.com/index.php?id=138666.

Presentation of Financial Information

This press release includes historical consolidated results for the periods presented of Greenlane Holdings, LLC, the predecessor of Greenlane Holdings, Inc., for financial reporting purposes. Accordingly, the consolidated financial statements for periods prior to the completion of the IPO on April 23, 2019 have been adjusted to combine the previously separate entities for presentation purposes. Amounts for the period from January 1, 2019 through April 22, 2019, as of December 31, 2018, and for the three months and year ended December 31, 2018 presented in the consolidated financial statements herein represent the historical operations of Greenlane Holdings, LLC. The amounts as of December 31, 2019 and for the period from April 23, 2019 through December 31, 2019 reflect the consolidated operations of Greenlane Holdings, Inc.

Use of Non-GAAP Financial Measures

To supplement Greenlane’s consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (U.S. GAAP), Greenlane uses Adjusted Net (Loss) Income and Adjusted EBITDA, which are non-GAAP measures, in this press release. Greenlane defines Adjusted Net (Loss) Income as net (loss) income before equity-based compensation expense, changes in the fair value of its convertible notes, debt placement costs for the convertible notes, and nonrecurring expenses primarily related to its transition to being a public company. The debt placement costs related to the convertible notes issued are reported in the interest expense line item in the consolidated statement of operations and comprehensive loss. Non-recurring expenses related to its transition to being a public company, which are reported within general and administrative expenses in the Company's consolidated statements of operations, represent fees and expenses primarily attributable to consulting fees and incremental audit and legal fees. Greenlane defines Adjusted EBITDA as net (loss) income before interest expense, income tax expense, depreciation and amortization expense, equity-based compensation expense, other income, net (which includes a gain recognized on an equity investment and a gain due to the reversal of the tax receivable liability), changes in fair value of its convertible notes, and non-recurring expenses primarily related to its transition to being a public company.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Greenlane discloses Adjusted Net (Loss) Income and Adjusted EBITDA, which are non-GAAP performance measures, because management believes these metrics assist investors and analysts in assessing the Company’s overall operating performance and evaluating how well Greenlane is executing its business strategies. You should not consider Adjusted Net (Loss) Income or Adjusted EBITDA as alternatives to net (loss) income determined in accordance with U.S. GAAP as indicators of Greenlane’s operating performance.

For more information on Greenlane's non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

Forward Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements include, among others: comments relating to the current and future performance of the Company’s business; growth in demand for the Company’s products; growth in the market for cannabis, nicotine and hemp-derived CBD products; the Company’s marketing and commercialization efforts; and the Company’s financial outlook and expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the final prospectus relating to the Company’s initial public offering filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which was filed with the SEC on April 22, 2019, and the Company's other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

About Greenlane Holdings, Inc.

Greenlane (Nasdaq: GNLN) is one of the largest global sellers of premium cannabis accessories and liquid nicotine products. The Company operates as a powerful house of brands, third party brand accelerator and distribution platform for consumption devices and lifestyle brands serving the global cannabis, CBD, and liquid nicotine market. These products are marketed to an expansive customer base of more than 11,000 retail locations, including licensed cannabis dispensaries, and smoke and vape shops. Greenlane has an established track record of partnering with brands through all stages of product lifecycle, providing a range of services including product development, go-to-market strategy, sales and marketing support, market research, customer service, direct-to-consumer fulfillment, warranty repair, supply chain management, and distribution. In addition to owning and operating its own brands, Greenlane is the partner of choice for many of the industry’s leading players including PAX Labs, (Canopy-owned) Storz & Bickel, JUUL, Grenco Science, Firefly, DaVinci, Social CBD (f/n/a Select CBD), Sherbinski, Bloom Farms, Mary’s Nutritionals, Cookies and dozens of others. Greenlane’s house brands is comprised of child-resistant packaging innovator Pollen Gear; VIBES rolling papers; the Marley Natural accessory line; the Keith Haring Collection accessory line, Aerospaced & Groove grinders, and Higher Standards, which is both an upscale product line and an innovative retail experience with flagship stores at New York City’s famed Chelsea Market, Atlanta’s Ponce City Market, and in Malibu, California. The company also owns and operates Vapor.com, an industry leading e-commerce platform which offers convenient, flexible shopping solutions directly to consumers. For additional information, please visit: https://gnln.com/.

Media Contact
Hannah Dunning/Kelly Langmesser
Sard Verbinnen & Co
212-687-8080
Greenlane-SVC@sardverb.com

Investor Contact:
Liz Zale/Camilla Scassellati-Sforzolini
Sard Verbinnen & Co
212-687-8080
GreenlaneIR@sardverb.com

GREENLANE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets
Cash	$47,773	$7,341
Accounts receivable, net of allowance of $936 and $658 at December 31, 2019 and 2018, respectively	8,091	8,218
Inventories, net	43,360	29,502
Vendor deposits	11,120	7,917
Deferred offering costs	—	2,284
Other current assets	4,924	1,843
Total current assets	115,268	57,105

Property and equipment, net	13,165	11,641
Intangible assets, net	6,301	3,662
Goodwill	11,982	5,446
Operating lease right-of-use assets	4,695	—
Other assets	2,091	167
Total assets	$153,502	$78,021

LIABILITIES
Current liabilities
Accounts payable	$11,310	$20,226
Accrued expenses and other current liabilities	10,422	6,969
Customer deposits	3,152	3,071
Current portion of notes payable	178	168
Current portion of operating leases	1,084	—
Current portion of finance leases	116	—
Total current liabilities	26,262	30,434

Convertible notes	—	40,200
Notes payable, less current portion and debt issuance costs, net	8,018	8,176
Operating leases, less current portion	3,844	—
Finance leases, less current portion	194	—
Other liabilities	620	237
Total long-term liabilities	12,676	48,613
Total liabilities	38,938	79,047

Commitments and contingencies

REDEEMABLE CLASS B UNITS	—	10,033

STOCKHOLDERS’ EQUITY/MEMBERS’ DEFICIT
Members’ deficit	—	(10,773)
Preferred stock, $0.0001 par value, 10,000 shares authorized, none issued and outstanding as of December 31, 2019	—	—
Class A common stock, $0.01 par value per share, 125,000 shares authorized; 9,999 shares outstanding as of December 31, 2019	100	—
Class B common stock, $0.0001 par value per share, 10,000 shares authorized; 5,975 shares issued and outstanding as of December 31, 2019	1	—
Class C Common stock, $0.0001 par value per share, 100,000 shares authorized; 77,791 shares issued and outstanding as of December 31, 2019	8	—
Additional paid-in capital	32,563	—
Accumulated deficit	(9,597)	—
Accumulated other comprehensive loss	(72)	(286)
Treasury stock, at cost, 187 shares as of December 31, 2019	(515)	—
Total stockholders’ equity attributable to Greenlane Holdings, Inc./members’ deficit	22,488	(11,059)
Non-controlling interest	92,076	—
Total stockholders’ equity/members’ deficit	114,564	(11,059)
Total liabilities, redeemable Class B units and stockholders’ equity/members’ deficit	$153,502	$78,021

GREENLANE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts)

	For the three months ended December 31,		For the year ended December 31,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Net sales	$37,236	$51,556	$185,006	$178,935
Cost of sales	30,422	$42,152	153,616	143,200
Gross profit	6,814	9,404	31,390	35,735

Operating expenses:
Salaries, benefits and payroll taxes	7,800	8,736	29,473	19,175
General and administrative	8,044	5,681	23,593	17,549
Depreciation and amortization	725	479	2,705	1,492
Total operating expenses	16,569	14,896	55,771	38,216
Loss from operations	(9,755)	(5,492)	(24,381)	(2,481)

Other (expense) income, net:
Change in fair value of convertible notes	—	—	(12,063)	—
Interest expense	(113)	(2,896)	(975)	(3,192)
Other income, net	403	86	9,073	104
Total other expense, net	290	(2,810)	(3,965)	(3,088)
Loss before income taxes	(9,465)	(8,302)	(28,346)	(5,569)
Provision for income taxes	(31)	(23)	10,935	319
Net loss	(9,434)	(8,279)	(39,281)	(5,888)
Less: Net loss attributable to non-controlling interest	(6,579)	—	(10,595)	—
Net loss attributable to Greenlane Holdings, Inc.	$(2,855)	$(8,279)	$(28,686)	$(5,888)

Net loss attributable to Class A common stock per share - basic and diluted (1)	$(0.27)		$(0.95)
Weighted-average shares of Class A common stock outstanding - basic and diluted (1)	10,430		10,145

Other comprehensive income (loss):
Foreign currency translation adjustments	155	(57)	193	(77)
Unrealized gain (loss) on derivative instrument	104	—	(206)	—
Comprehensive loss	(9,175)	(8,336)	(39,294)	(5,965)
Less: Comprehensive loss attributable to non-controlling interest	(6,382)	—	(10,620)	—
Comprehensive loss attributable to Greenlane Holdings, Inc.	$(2,793)	$(8,336)	$(28,674)	$(5,965)

(1)Basic and diluted net loss per Class A common stock is presented only for the period after our organizational transactions.

GREENLANE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the year ended December 31,
	2019	2018
	(unaudited)
Cash flows from operating activities:
Net loss (including amounts attributable to non-controlling interests)	$(39,281)	$(5,888)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,705	1,489
Debt issuance costs on convertible notes	—	2,637
Reversal of TRA liability	(5,721)	—
Change in deferred tax asset, net	10,894	—
Unrealized gain on equity investment	(1,537)	—
Equity-based compensation expense	7,777	4,060
Change in fair value of convertible notes	12,063	—
Provision for doubtful accounts	352	658
Provision for slow moving or obsolete inventory	915	(36)
Loss from equity method investments in associated entities	—	234
Other	32	(87)
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	635	(4,993)
Vendor deposits	(1,503)	(5,579)
Inventories	(12,954)	(11,941)
Deferred offering costs	(1,238)	(2,284)
Other current assets	(1,993)	(709)
Accounts payable	(11,261)	2,664
Accrued expenses	3,132	3,692
Customer deposits	80	2,505
Net cash used in operating activities	(36,903)	(13,578)
Cash flows from investing activities:
Acquisitions, net of cash acquired	(1,159)	785
Purchases of property and equipment, net	(2,020)	(10,897)
Purchase of intangible assets, net	(53)	(29)
Investment in equity securities	(500)	(75)
Net cash used in by investing activities	(3,732)	(10,216)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock sold in initial public offering, net of underwriting costs	83,003	—
Deferred offering costs paid	(3,523)	—
Proceeds from issuance of convertible notes	8,050	38,875
Payment of debt issuance costs	(1,734)	(187)
Payments on long-term debt	—	(565)
Proceeds from notes payable	—	8,500
Payments on notes payable	(169)	(53)
Proceeds from line of credit, net	—	(611)
Payments of finance lease obligations	(107)	(122)
Deferred acquisition costs paid	(110)	—
Acquisition of treasury stock	(515)
Redemption of Class A and Class B units of Greenlane Holdings, LLC	(3,018)	(15,075)
Member distributions	(898)	(1,630)
Net cash provided by financing activities	80,979	29,132
Effects of exchange rate changes on cash	88	(77)
Net increase in cash	40,432	5,261
Cash, as of beginning of the period	7,341	2,080
Cash, as of end of the period	$47,773	$7,341

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for interest	$975	$3,182
Cash paid during the period for income taxes	$498	$125
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows for operating leases	$1,119	$—

Non-cash investing activities and financing activities:
Conversion of convertible notes to Class A common stock	$60,313	$—
Redeemable Class B Units issued for acquisition of a subsidiary	$6,664	$8,890
Deferred offering costs included in "Accounts payable" and "Accrued expenses and other current liabilities"	$—	$1,500
Contingent consideration for the acquisition of Conscious Wholesale included in "Accrued expenses and other current liabilities"	$1,609	$—
Purchase consideration for the acquisition of Conscious Wholesale included in "Accrued expenses and other current liabilities"	$3,029	$—
Purchases of property, plant, and equipment with unpaid costs accrued in "Other liabilities"	$414	$53
Leased assets obtained in exchange for new finance lease liabilities	$86	$—
Leased assets obtained in exchange for new operating lease liabilities	$5,573	$—
Spin off of equity investment in a subsidiary	$—	$682

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands)
Net loss	$(9,434)	$(8,279)	$(39,281)	$(5,888)
Debt placement costs for convertible notes (1)	—	—	422	—
Transition to being a public company (2)	—	245	775	1,030
Equity-based compensation expense	1,694	4,060	7,756	4,060
Change in fair value of convertible notes	—	—	12,063	—
Adjusted net loss	$(7,740)	$(3,974)	$(18,265)	$(798)
(1)Debt placement costs related to the issuance of convertible notes in January 2019.
(2)Includes certain non-recurring fees and expenses primarily attributable to consulting fees and incremental audit and legal fees incurred in connection with Greenlane's transition to being a public company.

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands)
Net loss	$(9,434)	$(8,279)	$(39,281)	$(5,888)
Other income, net (1)	(403)	(86)	(9,073)	(104)
Transition to being a public company (2)	—	245	775	1,030
Interest expense	113	2,896	975	3,192
(Benefit from) provision for income taxes	(31)	(23)	10,935	319
Depreciation and amortization	725	479	2,705	1,492
Equity-based compensation expense	1,694	4,060	7,756	4,060
Change in fair value of convertible notes	—	—	12,063	—
Adjusted EBITDA	$(7,336)	$(708)	$(13,145)	$4,101
(1)Includes rental income, interest income, unrealized gains on an equity security, a gain related to the adjustment of TRA liability, and other miscellaneous income.
(2)Includes certain non-recurring fees and expenses primarily attributable to consulting fees and incremental audit and legal fees incurred in connection with Greenlane's transition to being a public company.